Exhibit 10.1

AMENDMENT NO. 8
TO THE
ENSCO SAVINGS PLAN
(As Revised and Restated Effective January 1, 1997)

          THIS AMENDMENT NO. 8, executed this 9th day of May, 2006, and effective as of the dates specified herein, by ENSCO International Incorporated, having its principal office in Dallas, State (hereinafter referred to as the "Company").

WITNESSETH:

          WHEREAS, the Company revised and restated the ENSCO Savings Plan (the "Plan"), effective January 1, 1997, except for certain provisions for which another effective date was subsequently provided elsewhere in the terms of the Plan, to (i) incorporate the prior amendments to the Plan, (ii) incorporate such other provisions as were necessary due to the merger of the Penrod Thrift Plan and the Dual 401(k) Plan into the Plan, (iii) clarify the definition of "annual compensation" used for nondiscrimination testing under Sections 401(k) and 401(m) of the Code, and (iv) bring the Plan into compliance with the Internal Revenue Code of 1986, as amended (the "Code"), as modified by the Small Business Job Protection Act of 1996, the General Agreement on Tariffs and Trade under the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000, as well as all applicable rules, regulations and administrative pronouncements enacted, promulgated or issued since the date the Plan was last restated;

          WHEREAS, the Company adopted Amendment No. 1 to the revised and restated Plan, effective January 1, 2002, to reflect the proposed Treasury regulations (the "Proposed Regulations") issued under Section 401(a)(9) of Code;

          WHEREAS, the Company adopted Amendment No. 2 to the revised and restated Plan, effective as of January 1, 2002, except as specifically otherwise in Amendment No. 2, to (i) reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") which generally became applicable to the Plan effective as of January 1, 2002, and (ii) constitute good faith compliance with the requirements of EGTRRA;

          WHEREAS, the Pension and Welfare Benefits Administration of the Department of Labor issued final regulations establishing new standards for processing benefit claims of participants and beneficiaries under Section 15.6 of the Plan which have been clarified by further guidance from the Pension and Welfare Benefits Administration (collectively the "Final Claims Procedure Regulations");

          WHEREAS, the Proposed Regulations for which the revised and restated Plan was amended by Amendment No. 1 were replaced by final Treasury regulations that were issued April 17, 2002 under section 401(a)(9) of the Code relating to required minimum distributions under Section 15.4 of the Plan (the "Final Required Minimum Distribution Regulations");

          WHEREAS, the Company acquired Chiles Offshore Inc. ("Chiles"), effective August 7, 2002, pursuant to a merger agreement among the Company, Chore Acquisition, Inc. ("Chore"), a wholly-owned subsidiary of the Company, and Chiles, whereby Chiles was merged with and into Chore, with Chore being the surviving company and continuing to exist as a wholly-owned subsidiary of the Company and the successor sponsor to Chiles of the Chiles Offshore Inc. 401(k) Retirement Savings Plan (the "Chiles 401(k) Plan");

          WHEREAS, the employees of Chiles that continued as employees of a subsidiary of the Company on and after August 7, 2002 continued to be eligible to participate in the Chiles 401(k) Plan through September 30, 2002 and then became eligible to participate in the Plan effective October 1, 2002;

          WHEREAS, the Chiles 401(k) Plan was merged into the Plan effective October 1, 2002 and the assets of the Chiles 401(k) Plan were transferred on October 1, 2002 from the trust established pursuant to the Chiles 401(k) Plan to the trust established pursuant to the Plan;

          WHEREAS, the Company adopted Amendment No. 3 to the revised and restated Plan, effective as of October 1, 2002, unless specifically provided otherwise in Amendment No. 3, to, among other things, (i) revise Section 15.6 of the Plan to provide that the administrator of the Plan shall process benefit claims of participants and beneficiaries pursuant to the claims procedure specified in the summary plan description for the Plan which shall comply with the Final Claims Procedure Regulations, as may be amended from time to time, (ii) reflect the Final Required Minimum Distribution Regulations by amending Section 15.4 of the Plan consistent with the Model Amendment provided by the Internal Revenue Service in Rev. Proc. 2002-29, (iii) permit participation in the Plan on October 1, 2002 (the "Date of Participation") by all employees of Chiles who are both eligible to participate in the Chiles 401(k) Plan as of September 30, 2002 and are employed by the Company or a subsidiary of the Company on October 1, 2002, (iv) provide all employees of Chiles who begin to participate in the Plan as of the Date of Participation with credit for all actual service with Chiles for purposes of the eligibility and vesting provisions of the Plan, (v) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for at least three years of vesting service as of the Date of Participation shall continue to vest under the Plan in his account balance in the Plan pursuant to the vesting schedule contained in the Chiles 401(k) Plan, (vi) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for two years of vesting service as of the Date of Participation shall remain 40% vested in his account balance in the Plan but, subsequent to the Date of Participation, shall continue to vest in his account balance in the Plan pursuant to the vesting schedule of the Plan, (vii) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for one year of vesting service as of the Date of Participation shall remain 20% vested in his account balance in the Plan but, subsequent to the Date of Participation, shall continue to vest in his account balance in the Plan pursuant to the vesting schedule of the Plan, (viii) provide that any participant in the Chiles 401(k) Plan as of the Date of Participation shall become fully vested in his account balance in the Plan as of the date he has both attained age 55 and received credit under the Plan for at least five years of vesting service, and (ix) provide that any participant in the Chiles 401(k) Plan as of the Date of Participation shall be eligible for an in-service withdrawal from the Plan under Section 15.5(c) of the Plan once every six months after he has attained 59-1/2;

          WHEREAS, the Company adopted Amendment No. 4 to the revised and restated Plan to retroactively amend the definition of Profit Sharing Entry Date in Section 1.16 of the Plan to conform the terms of Section 1.16 of the Plan to the actual operation of the Plan as authorized by Section 2.07(3) of Appendix B to Rev. Proc. 2002-47;

          WHEREAS, the Company adopted Amendment No. 5 to the revised and restated Plan to (i) reduce the service requirement to become eligible to participate in the 401(k) feature of the Plan, (ii) revise the requirements for an election to participate in the 401(k) feature of the Plan and for subsequent amendments to a salary reduction agreement, and (iii) increase the maximum deferral percentage that may be elected under a salary reduction agreement;

          WHEREAS, EGTRRA amended Section 401(a)(31)(B) of the Code to require that mandatory distributions of more than $1,000 from the Plan be paid in a direct rollover to an individual retirement plan as defined in Sections 408(a) and (b) of the Code if the distributee does not make an affirmative election to have the amount paid in a direct rollover to an eligible retirement plan or to receive the distribution directly and I.R.S. Notice 2005-5 provides that this provision becomes effective to the Plan for distributions on or after March 28, 2005;

          WHEREAS, the Company adopted Amendment No. 6 to the revised and restated Plan (i) effective as of September 1, 2005, to increase the normal retirement age under the Plan from age 60 to age 65, and (ii) effective as of March 28, 2005, to comply with the provisions of Section 401(a)(31)(B) of the Code, as amended by EGTRRA and the guidance issued in I.R.S. Notice 2005-5 relating to the application of the new rules in connection with automatic rollovers of certain mandatory distributions;

          WHEREAS, the Katrina Emergency Tax Relief Act of 2005 ("KETRA") amended the Code to immediately authorize tax-favored withdrawals and special provisions for loans from qualified retirement plans to provide relief relating to Hurricane Katrina;

          WHEREAS, the Company adopted Amendment No. 7 to the revised and restated Plan, effective as of October 3, 2005, to provide temporary relief to certain participants and related individuals affected by Hurricane Katrina in the form of (i) hardship withdrawals from the Plan, and (ii) modified loan provisions for certain loans from the Plan;

          WHEREAS, the Gulf Opportunity Zone Act of 2005 amended the Code to expand the hurricane-related relief provided under KETRA to victims of Hurricane Rita and Hurricane Wilma; and

          WHEREAS, the Company now desires to adopt this Amendment No. 8 to the revised and restated Plan to provide temporary relief to certain participants and related individuals affected by Hurricane Rita and/or Hurricane Wilma in the form of (i) hardship withdrawals from the Plan, and (ii) modified loan provisions for certain loans from the Plan;

          NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 8 to the Plan:

Section 15.5(d) of the Plan is hereby amended to read as follows:

(d) Except as provided in subsections (a)-(c) above, no amounts may be withdrawn by a Participant from his 401(k) Account and Employer Account, unless the Participant is able to demonstrate financial hardship satisfying the requirements of this subsection (d), prior to his (1) termination of employment with his Employer and all Affiliated Companies, (2) his disability, (3) termination of the Plan without establishment of a successor defined contribution plan [other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code or a simplified employee pension plan as defined in Section 408(k) of the Code] by the Employer, (4) the date of the sale or disposition by the Employer to an entity that is not an Affiliated Company of substantially all of the assets [within the meaning of Section 409(d)(2) of the Code] used by the Employer in a trade or business of the Employer with respect to a Participant who continues employment with the entity acquiring such assets, (5) the date of the sale or disposition by the Employer of its interest in a subsidiary [within the meaning of Section 409(d)(3) of the Code] to an entity which is not an Affiliated Company with respect to a Participant who continues employment with such subsidiary, or (6) such other date or dates as may be permitted by the Internal Revenue Service in its published rulings, notices or announcements or by Treasury regulations.

Subject to the foregoing, a Participant, by giving advance written Notice in the manner prescribed by the Administrator or, if allowed by the Administrator, by Interactive Electronic Communication, may withdraw on or before the Hurricane Relief Deadline (as defined in the next sentence) all or any part of his 401(k) Account and the vested portion of his Employer Account for a financial hardship only if, under uniform rules and regulations, the Administrator determines that (i) the purpose of the withdrawal is to meet the Immediate Financial Need (as defined below) of an eligible Participant or of a Participant's eligible lineal ascendant or descendant, dependent or spouse, and (ii) the amount of the withdrawal does not exceed the lesser of (A) the aggregate value of the Participant's 401(k) Account and vested Employer Account as of the Valuation Date immediately preceding the date of the withdrawal, and (B) for any taxable year of the Participant, $100,000 reduced by the aggregate amounts distributed under this subsection (d) from such Participant's Individual Account for all prior taxable years. For purposes of this subsection (d), Hurricane Relief Deadline means (i) December 31, 2006 in the case of any withdrawal necessary because of an economic loss sustained by a Participant, and (ii) March 31, 2006 (or such later date as may be specified by the Internal Revenue Service) in the case of any withdrawal necessary because of an economic loss sustained by a Participants eligible lineal ascendant or descendant, dependent or spouse. Hardship withdrawals shall be taken from a Participant's Individual Account in the following order: the 401(k) Account, then the portion of the Employer Account attributable to Matching Contributions, and then the portion of the Employer Account attributable to Employer profit sharing contributions.

For purposes of this subsection (d), "Immediate Financial Need" shall mean (i) an economic loss sustained by a Participant whose principal place of abode on August 28, 2005 was located in the Hurricane Katrina disaster area, (ii) an economic loss sustained by a Participant whose principal place of abode on September 23, 2005 was located in the Hurricane Rita disaster area, (iii) an economic loss sustained by a Participant whose principal place of abode on October 23, 2005 was located in the Hurricane Wilma disaster area, (iv) or an economic loss sustained by a Participant's lineal ascendant or descendant, dependent or spouse whose principal place of abode on August 29, 2005 was located in the Hurricane Katrina disaster area. The Administrator may rely upon representations by the Participant as to the Immediate Financial Need, unless the Administrator has actual knowledge to the contrary.

A Participant may, at any time during the three-year period beginning on the day after the date on which a hardship withdrawal (hereinafter referred to as a "Qualified Hurricane Distribution") is received under this subsection (d), recontribute to the Plan all or any portion of the amount of that Qualified Hurricane Distribution. If a Participant elects to make a recontribution or recontributions of a Qualified Hurricane Distribution, such amount or amounts shall be allocated to the Participant's Individual Account in the following order: the 401(k) Account to the extent the Qualified Hurricane Distribution was originally taken from the 401(k) Account, and then the Employer Account to the extent the Qualified Hurricane Distribution was originally taken from the Employer Account with any such amount to be considered first a recontribution of amounts attributable to Matching Contributions and then amounts attributable to Employer profit sharing contributions to the same extent such amounts were so considered upon withdrawal.

No withdrawal may be made under this subsection (d) by reason of an event described in (3), (4) or (5) of the first paragraph of this subsection (d) unless the distribution is in the form of a "lump sum distribution" within the meaning of Section 401(k)(10)(B)(ii) of the Code. In addition, no withdrawal may be made by reason of an event described in (3) or (4) of the first paragraph of this subsection (d) unless the transferor corporation continues to maintain the Plan after the disposition. Each withdrawal under this subsection (d) at the time it is paid shall be charged to the Individual Account of the Participant from which the withdrawal is made.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 8 to be executed on the date first above written.
ENSCO INTERNATIONAL INCORPORATED By: /s/ Charles A. Mills
COMPANY

-5-